EXHIBIT 3.2

DPL INC.

Amended Regulations

November 28, 2011

AMENDED REGULATIONS

of

DPL INC.

ARTICLE I

OFFICES

SECTION 1.     The principal office shall be located in Dayton, Ohio.

SECTION 2.     The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS' MEETINGS

SECTION 1.    The annual meeting of the shareholders for the election of directors and the transaction of such other business as may be brought before the meeting shall be held within or without the State of Ohio, on any date as determined year to year by the Board of Directors and at such time and place as fixed by the Board of Directors.

SECTION 2.    Special meetings of the shareholders may be called by the Chairman of the Board of Directors, or the President, or by majority of the Board of Directors whenever they deem expedient (acting at a meeting or without a meeting), and shall be called by the President or the Secretary or the Treasurer upon the request of shareholders owning one-fourth (1/4) of the outstanding stock of the corporation entitled to vote at such meeting or by such persons and in such event and manner as the Articles of Incorporation may provide. Except as otherwise provided by law, such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice.

SECTION 3.    If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting called for that purpose pursuant to these Regulations.

SECTION 4.     A notice in writing of every annual or special meeting of the shareholders stating the date, time, place and the purposes thereof shall be given to each shareholder entitled to vote and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the corporation not less than seven (7) days or more than sixty (60) days before any such meeting. Any shareholder may waive in writing, either before or after the holding of any meeting of shareholders at which he is entitled to vote, any notice required to be given by law, the Articles of Incorporation or under these Regulations, and the attendance at any such meeting by any such shareholder without protesting, prior to or at the commencement of such meeting, the lack of proper notice shall be a waiver by him of notice of such meeting.  Business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice.

SECTION 5.    At all meetings of shareholders only such shareholders shall be entitled to vote in person or by proxy who appear upon the transfer books of the corporation as the holders of shares at the time possessing voting power, or if a record date be fixed as herein provided, those appearing as such on such record date.  A person who is entitled to attend a shareholders' meeting, to vote or to execute consents, waivers, or releases, may be represented at such meeting or vote, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.  Any transmission that creates a record capable of authentication including but not limited to electronic mail, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy is sufficient writing. No appointment of a proxy shall be valid after the expiration of eleven months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

SECTION 6.    The holders of a majority of the shares issued and outstanding having voting power, present in person, or represented by proxy, or attending by use of remote communication, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business, except that at any meeting of shareholders called to take any action which is authorized or regulated by statute, in order to constitute a quorum, there shall be present in person or represented by proxy the holders of record of shares entitling them to exercise the voting power required by statute, the Articles of Incorporation, or these Regulations, to authorize or take the action proposed or stated in the notice of the meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7.    When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 8.    Unless the Articles of Incorporation or these Regulations prohibit the authorization or taking of any action of the shareholders without a meeting, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the corporation.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.    Except as otherwise provided by law or the Articles of Incorporation, all the capacity of the corporation shall be vested in, and all of its authority shall be exercised by or under the direction of, a Board of Directors, and said Board of Directors shall manage and conduct the business of the corporation.

SECTION 2.    The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, or may be fixed or changed at a meeting of shareholders called for the purpose of electing directors, but shall not be less than three or more than nine; provided that in accordance with the Articles of Incorporation, the Board of Directors shall, at all times, include at least one Independent Director (as defined in the Articles of Incorporation). Except where the law, the Articles of Incorporation, or these regulations require any action to be authorized or taken by shareholders, all of the authority of the corporation shall be exercised by the directors. The directors (including the Independent Director) shall be elected at the annual meeting of shareholders, except as provided in Sections 4 and 6 of this article, and each director shall hold office until the next annual meeting of the shareholders and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called for that purpose.

SECTION 3.    For their own government the directors may adopt bylaws not inconsistent with the Articles of Incorporation or these Regulations.

SECTION 4.       Unless otherwise provided in the Articles of Incorporation (including, without limitation, as set forth in ARTICLE FIFTH thereof), if the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or if a vacancy is created by any increase in the authorized number of directors the remaining directors, though less than a quorum, shall by a vote of a majority of their number, choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred. If there are no directors in office, then an election of directors may be held in accordance with Ohio law. Unless otherwise provided in the Articles of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

SECTION 5.    No director may be removed prior to the expiration of such director's term of office, except by the affirmative vote of the holders of two-thirds of the voting power of the corporation entitled to vote in the election of directors; provided, however, that unless all of the directors are removed, no individual director shall be removed if votes of sufficient number of shares are cast against his removal which would be sufficient to elect at least one director.

SECTION 6.    After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place, either within or without the state of Ohio, and time as shall be fixed by the person who is authorized to preside at the annual meeting or by written consent of the directors.

SECTION 7.    The directors may hold their regular or special meetings, and keep the books of the corporation, at any place inside or outside the state of Ohio, at such places as they may from time to time determine but, if no transfer agent is appointed to act for the corporation in Ohio, it shall keep an office in Ohio at which shares shall be transferable and at which it shall keep books in which shall be recorded the names and addresses of all shareholders and all transfers of shares.  Meetings of the directors may be conducted in person or by any method of communication which permits all directors to hear each other and participate in the meeting.

SECTION 8.    Special meetings of the board may be called by the president, any vice president, or by two directors on two days' notice to each director, either delivered personally or sent by mail, or by any transmission that creates a record capable of authentication including but not limited to electronic mail.  The notice need not specify the purposes of the meeting.

SECTION 9.    Notice of the place, if any, and time of each meeting, if any, of directors for which such notice is required by law, the Articles, the Regulations or the Bylaws shall be given to each of the directors by any of the following methods:

(i)    By mail, telegram, cablegram, overnight delivery service, or any other means of communication authorized by the director at least two days before the meeting; or

(ii)    Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform.  Notice of any meeting of directors may be given only by the Chairman of the Board, the President or the Secretary or an Assistant Secretary of the Corporation.  No such notice need specify the purpose or purposes of the meeting.  Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

SECTION 10.   Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting.  A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by the director and that contains a waiver by that person is a writing.  The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

SECTION 11.   Unless the Articles of Incorporation (including without limitation, as set forth in ARTICLE FIFTH thereof) or these Regulations require a greater number, at all meetings of the Board of Directors it shall be necessary and sufficient to constitute a quorum for the transaction of business that a majority of the directors then in office be present, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the

Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Regulations. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of adjournment of a meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

SECTION 12.    Unless the Articles of Incorporation or these Regulations prohibit the authorization or taking of any action of the directors without a meeting, any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.    The directors may at any time elect three or more of their number as an executive committee or other committees, which shall, in the interval between meetings of the Board of Directors, exercise such powers and perform such duties as may from time to time be prescribed by the Board of Directors. Any such committee shall be subject at all times to the control and direction of the Board of Directors. Unless otherwise ordered by the Board of Directors, any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all its members. An act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors, but no such committee shall have the power or authority in reference to the following matters: (a) the filling of vacancies among the directors or in any committee of the directors, or (b) adopting, amending or repealing these Regulations, or any part thereof.

SECTION 2.    The committee shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

SECTION 1.    The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, and shall elect a President, a Secretary and a Treasurer and such other officers or agents, as may be determined from time to time.  Such officers shall perform such duties and have such other powers as the Board of Directors may from time to time prescribe.

The Chairman of the Board of Directors shall be chosen from among the directors and the Board of Directors shall designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the corporation. Other officers of the corporation need not be directors.

Any two (2) of such offices, except those of President and Vice-President, at the discretion of the Board of Directors, may be held by the same person.

SECTION 2.    Officers of the corporation shall be elected annually by the Board of Directors and shall hold office for one (1) year and until their successors are chosen and qualified, unless, in the election or appointment of an officer, it shall be specified that he holds his office for a shorter period. All officers of the corporation shall hold office only during the pleasure of the Board of Directors and may be removed at any time by the affirmative vote of a majority of the Board of Directors.

SECTION 3.    The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of shareholders.

SECTION 4.    The President shall preside at all meetings of the Board of Directors and shareholders at which the Chairman of the Board of Directors is not present.

In the absence or disability of the Chairman of the Board of Directors, or in the event the Board of Directors has not elected a Chairman, the duties of the office of the Chairman of the Board of Directors shall be performed by the President.

    SECTION 5.        The compensation of all officer and agents of the corporation shall be fixed by the Board of Directors.

ARTICLE VI

CAPITAL STOCK

SECTION 1.    Certificates for shares shall be of such form and content as shall be approved by the Board of Directors. Certificates shall be signed by or bear the facsimile signatures of the President or a Vice-President and also by the Secretary or the Treasurer.

SECTION 2.    The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 3.    The Board of Directors may make such rules and Regulations as it may deem expedient, not inconsistent with these Regulations, concerning the issue, transfer and registration of certificates for shares of the corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates to bear the signatures of either or both.  Where a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of the officers specified in Section 1 of this article may be facsimile, engraved, stamped, or printed. Although any officer of the corporation, whose manual or facsimile signature has been placed upon such certificate, ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.  Pursuant to Section 1701.24(F) of the Revised Code, the Board of Directors may provide that some or all of any or all classes and series of shares be uncertificated shares.

SECTION 4.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII

SHAREHOLDERS - RECORD DATES CLOSING OF TRANSFER BOOKS

SECTION 1.    The Board of Directors may fix a date not exceeding sixty (60) days preceding the date of any meeting of the shareholders or any dividend or distribution payment date or any date for the allotment of rights, or other matters provided by law, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereof or to receive such dividend, distribution, rights or such other matters as the case may be.

SECTION 2.    The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period, including the time of such meeting of the shareholders or any adjournment thereof.

ARTICLE VIII

INDEMNIFICATION

SECTION 1.    The corporation shall, and does hereby, indemnify any person who served or serves as a director, officer, employee or agent of the corporation, or who served or serves at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, incurred by such person in connection with any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of any act or omission to act as such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 (E) of the Ohio Revised Code.

SECTION 2.    Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in Section 1 of this Article VIII may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VIII.

SECTION 3.    The indemnification provided by this Article VIII shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 4.    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have indemnified him against such liability under this Article VIII.

SECTION 5.    As used in this Article VIII, references to "corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer , employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

SECTION 6.    No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation, if such person performs his duties, including his duties as a member of any committee of the directors upon which he may serve, in good faith and in a manner he reasonably believes to be in the best interests of the corporation, and with the care that an ordinary prudent person in a like position would use under similar circumstances. In performing his duties, a director or officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that are prepared or presented by: (1) one or more directors, officers, or employees of the corporation whom the director or officer reasonably believes are reliable and competent in the matters prepared or presented; (2) counsel, public accountants, or other persons as to matters that the director or officer reasonably believes are within the person's professional or expert competence; (3) a committee of the directors upon which he does not serve, duly established in accordance with a provision of the Articles of Incorporation or these Regulations, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer in determining what he reasonably believes to be in the best interests of the corporation shall consider the interests of the corporation's shareholders and, in his discretion, may consider (i) the interests of the corporation's employees, suppliers, creditors and customers; (ii) the economy of the state and nation; and (iii) community and societal considerations.

ARTICLE IX

NOTICES

SECTION 1.         Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time it was mailed.  Notice to directors and shareholders may also be given by any transmission that creates a record capable of authentication including but not limited to electronic mail.

SECTION 2.    Notice of the time, place and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation or these Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting.

ARTICLE X

AMENDMENTS OF REGULATIONS

These Regulations may be amended or new Regulations adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on such proposal, at any regular meeting of the shareholders, or at any special meeting of the shareholders if notice of the proposal to amend or add to the Regulations be contained in the notice of the meeting, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

Unless the Articles of Incorporation (including without limitation, as set forth in ARTICLE FIFTH thereof) provide to the contrary, these Regulations may be amended or repealed, or new Regulations may be adopted, by the directors, provided that such authority shall not divest shareholders of the power, or limit the shareholders’ power, to adopt, amend or repeal Regulations.  If the Regulations are amended or repealed, or new Regulations are adopted, by the directors, the secretary of the Corporation shall send a copy of the amendment, repeal or the new Regulations by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom a copy thereof is sent, to each shareholder of the Corporation.

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